Exhibit 99.1

Physicians Formula Holdings, Inc. Announces that Executive Zvi Eiref to Join the Company’s Board as an Independent Director

AZUSA, CA (August 7, 2007) – Physicians Formula Holdings, Inc. (NASDAQ: FACE) (“Physicians Formula” or the “Company”), today announced that it has appointed Zvi Eiref to join the Company’s Board of Directors as an independent director effective August 6, 2007.  The Company also announced that Walter G. Kortschak resigned as a director, effective August 6, 2007, to devote more time to his other business activities.

Mr. Eiref brings over 30 years of operating experience in the consumer packaged goods industry to his Board position.  During his 20-year tenure as Chief Financial Officer of Church & Dwight Co., Inc. Mr. Eiref worked with the executive team to help shape overall corporate strategy and transform Church & Dwight from a small single product company to a broad-based household and personal care company with annual sales of $2 billion.  From 1988 to 1995 Mr. Eiref served as Chief Financial Officer of Chanel, Inc., where he professionalized the finance and systems functions during a period of very rapid growth in Chanel’s fragrance, cosmetics and ready-to-wear businesses.  Earlier in his career, Mr. Eiref worked for Unilever and Arthur Andersen in Europe, and he is an English Chartered Accountant.

"I am very pleased to welcome Zvi to our Board and I look forward to working closely with him as we continue to extend the Physicians Formula brand," said Ingrid Jackel, Chief Executive Officer.  "Zvi brings a wealth of public company operational and financial experience, and his insight will be invaluable to us as we continue to launch new products and expand our market share.  I would also like to thank Walter for his valued input and contribution over the past four years."

"I am honored to serve on the Board of Physicians Formula," said Zvi Eiref.  "With their strong management team and leadership position in the masstige market, the Company is well positioned for long-term sustainable growth.  I look forward to working closely with the Company’s executive team and other Board members.”

About Physicians Formula Holdings, Inc.

Physicians Formula is one of the fastest growing cosmetics companies operating in the mass market prestige, or “masstige”, market.  Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium priced products for the mass market channel.  Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends.  Currently, Physicians Formula products are sold in over 26,000 stores throughout the U.S. including stores operated by Wal-Mart, Target, CVS, Walgreens and Albertsons.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as "anticipates," "estimates", "expects," "believes," "plans," "predicts," and similar terms. These forward-looking statements are based on current expectations, estimates and projections about the Company's business and its industry, based on management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to: the demand for the Company's products; the Company's ability to expand its product offerings; the competitive environment in the Company's business; the Company's operations and ability to achieve cost savings; the effect of technological and regulatory changes; the Company's cash needs and financial performance; changes in general economic or market conditions; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K for the year ended December, 31, 2006, filed March 16, 2007, and available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

(FACE/F)
Contact:                 John Mills / Anne Rakunas
Integrated Corporate Relations, Inc.
(310) 954-1100